EXHIBIT 99.1

Bion to Present at Noble Financial Capital Markets’ Equity Conference

January 16, 2013. New York, New York. Bion Environmental Technologies, Inc. (OTC QB/BB: BNET), an environmental services company that provides cleantech and waste treatment solutions to the livestock industry, announced today that Craig Scott, Bion’s Vice President – Capital Markets, will present at "NINE" – Noble Financial Capital Markets’ Ninth Annual Equity Conference at the Hard Rock Hotel in Hollywood, Florida, on Tuesday, January 22nd at 4:30 pm Eastern Time.

At the time of the presentation, a live audio and high-definition video webcast of Bion’s presentation and a copy of the presentation materials will be available on the Company's web site, www.biontech.com, or through the Noble Financial websites: www.noblefcm.com, or www.nobleresearch.com/NINE/home.htm. Bion recommends registering at least 10 minutes prior to the start of the presentation to ensure timely access. You will require a Microsoft SilverLight viewer (a free download from the presentation link) to participate. The webcast and presentation will also be archived on Bion’s website for 90 days following the event.

______________________________________________________

About Bion

Bion Environmental Technologies has provided environmental treatment solutions to the agriculture and livestock industry since 1990. Bion’s patented,  next-generation technology provides a unique comprehensive treatment of livestock waste that achieves substantial reductions in nitrogen and phosphorus, ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides. Bion’s process simultaneously recovers cellulosic biomass from the waste stream that can be used to produce renewable energy. Bion’s technology enables the reduction of nutrients and other pollutants from existing livestock operations, as well as the ability to develop new, state-of-the-art livestock facilities in strategic locations with minimal environmental impacts and substantially improved resource and operational efficiencies

In August 2012, Bion’s system at Kreider Dairy, a 2,000 cow dairy facility in Lancaster County, Pennsylvania, was issued a full and final water quality permit and its nitrogen reduction verification plan has been approved by the PA Department of Environmental Protection.  Verified nitrogen reductions from Bion’s treatment of dairy and other livestock waste can be used to meet Pennsylvania’s requirement to reduce nitrogen flowing to the Chesapeake Bay under the US EPA-mandated Total Maximum Daily Load (TMDL). Bion can achieve these reductions at Kreider Farms (and potential future operations) at a fraction of the cost of traditional solutions that remove nitrogen at downstream ‘point sources’ such as municipal waste water treatment plants, power plants and other industrial facilities, and the treatment of storm water runoff. For more information, see Bion’s websites, www.biontech.com and www.bionpa.com.

About Noble Financial

Noble Financial Capital Markets was established in 1984 and is an equity research driven, full-service, investment banking boutique focused on life sciences, technology and media, emerging growth, companies. The company has offices in New York, Boston, New Jersey, Los Angeles, and Boca Raton, FL. In addition to non-deal road shows and sector-specific conferences throughout the year, Noble Financial hosts its large format annual equity conference in January in South Florida featuring 120 - 150  presenting companies from across North America and total attendance of close to 600. For more information: www.noblefcm.com

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Vice President-Capital Markets

303-843-6191 direct